UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) February 19, 2008

Speedemissions, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPILED INTERIM REVIEW.

Speedemissions, Inc (the “Company”) has concluded that certain of the Company’s previously issued financial statements should no longer be relied upon because of errors in such financial statements which the Company recently became aware of as a result of its December 19, 2007 filing of a Registration Statement on Form SB-2/A and comments from the staff of the Securities and Exchange Commission in connection therewith.

In preparing a response to comments received from the Securities and Exchange Commission related to our December 19, 2007 filing of Form SB-2/A, we concluded that changes are necessary to certain previously issued filings to amend and restate consolidated financial statements, amend disclosures in the previously issued filings in the notes accompanying the consolidated financial statements. The restatement reclassifies our presentation of (Gain)/loss from disposal of non-strategic assets to include the (gain)/loss as a component of operating loss and our presentation of Series A convertible preferred stock on our balance sheets and certain other items. The restatement had no effect on our annual or quarterly net income/(loss), cash flows or liquidity, and its effects on our financial position are immaterial.

The Company’s management has discussed with the Company’s independent registered public accounting firm the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a). After discussing these matters with its advisors, independent public accounting firm, and the staff of the Securities and Exchange Commission, the Company concluded on February 19, 2008 that certain of the Company’s previously issued financial statements should no longer be relied upon because of the errors in such financial statements. The filings which include such financial statements that should no longer be relied upon are as follows:

(i)	Form 10-KSB for the year ended December 31, 2006;

(ii)	Form 10-QSB for the quarter ended March 31, 2007;

(iii)	Form 10-QSB for the quarter ended June 30, 3007;

(iv)	Form 10-QSB for the quarter ended September 30, 2007;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2008	Speedemissions, Inc., a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri Its: President